REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity Funds
New York, New York


In planning and performing our audits of the financial
statements of Prime Portfolio, Treasury Portfolio, and
TaxExempt Portfolio (the Portfolios), each a series of
Lehman Brothers Institutional Liquidity Funds for
the year ended March 31, 2008, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered their
internal control over financial reporting, including
control activities for safeguarding securities, as a basis
for designing our auditing procedures for the purpose
of expressing our opinion on the financial statements
and to comply with the requirements of Form NSAR,
but not for the purpose of expressing an opinion on the
effectiveness of the Portfolios internal control over
financial reporting.   Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally
accepted accounting principles.   A companys internal control
over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal course
of performing their assigned functions, to prevent
or detect misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.







Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity Funds
Page Two





Our consideration of the Portfolios internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies
in the Portfolios internal control over
financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2008.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Lehman Brothers Institutional Liquidity
Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 15, 2008